UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2016

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-5097 (Commission File Number)	39-0380010 (IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI (Address of principal executive offices)	53209 (Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.             Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 2, 2016, Johnson Controls, Inc. (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding an anticipated blackout period with respect to the Johnson Controls Common Stock Fund that is part of the Johnson Controls Savings and Investment (401k) Plan, the Trim Masters, Inc. Retirement Plan, the Johnson Controls Building Efficiency Retirement Plan/Account Level Employees, the Johnson Controls Federal Systems, Inc. Retirement Savings Plan, the Adient US LLC Savings and Investment (401k) Plan, the Johnson Controls Automotive Experience Production Employees Savings and Investment (401k) Plan, the Bridgewater, LLC Savings and Investment (401k) Plan, the Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan and the JCIM US, LLC Savings and Investment (401k) Plan (the “Plans”) in connection with the closing of the Company’s previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of January 24, 2016, with Tyco International plc, an Irish public limited company (“Tyco”), and certain other parties named therein, including Jagara Merger Sub LLC, a Wisconsin limited liability company and indirect wholly owned subsidiary of Tyco. During the blackout period, the Johnson Controls Common Stock Fund will be closed for participant-directed transactions. The blackout period is necessary to permit the administrator of the Plans to process the exchange of the Company’s common stock for the merger consideration consisting of Tyco ordinary shares and cash. The blackout period is currently expected to begin on August 25, 2016 and end on September 9, 2016. However, the timing of the blackout period is dependent on the timing of the Merger closing and is therefore subject to change.

As a result of the foregoing, on August 8, 2016, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR as promulgated by the Securities and Exchange Commission, the Company sent a notice (the “Notice”), which includes the information specified in Rule 104(b) of Regulation BTR, to its directors and executive officers informing them of the blackout period and restricting them from purchasing, acquiring, selling or otherwise transferring registered shares or other equity securities of the Company or Tyco during the blackout period. A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company has designated Deborah H. Telman, Vice President, General Counsel, Corporate Legal Services, who can be contacted at (414) 524-1200 or 5757 North Green Bay Road, Milwaukee, Wisconsin 53209, to respond to inquiries about the blackout period.

Item 8.01.             Other Events.

The information under Item 5.04 is incorporated by reference into this Item 8.01.

Item 9.01.             Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Notice Regarding Blackout Period and Regulation BTR Trading Restrictions dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

By:	/s/ Brian J. Cadwallader
Brian J. Cadwallader
Vice President, Secretary and General Counsel

Date:  August 8, 2016